Exhibit 10.101

INDEMNIFICATION AGREEMENT
(Directors and Officers)

THIS INDEMNIFICATION AGREEMENT is made and entered into as of the 11th day of February, 2019 by and between MACK-CALI REALTY CORPORATION, a Maryland corporation (the “Company”), and Laura Pomerantz, an individual having an address at [intentionally omitted] (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

WHEREAS, Indemnitee is a director and/or officer of the Company; and

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment; and

WHEREAS, the Company’s charter (the “Charter”) and bylaws (the “Bylaws”) provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and will advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director and/or officer of the Company is based on Indemnitee’s reliance on such provisions; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the aforesaid provisions of the Charter and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company’s Board of Directors or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Certain Definitions.

Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

1.2   “Expenses” shall mean and include all court costs, attorneys’ fees, disbursements and all other costs, expenses and obligations paid or incurred in connection with investigating., defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

1.3   “Indemnifiable Event” shall mean any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity, or anything done or not done by Indemnitee in any such capacity.

2.     Basic Indemnification Arrangement.  In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising or related in whole or in part out of) an Indemnifiable Event, (a) the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by law, as soon as practicable, but in any event no later than fifteen (15) calendar days after written demand is presented to the Company, from and against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of, or suffered or incurred by Indemnitee in connection with, such Claim; and (b) the Company will pay or reimburse Indemnitee for any and all Expenses incurred by Indemnitee in connection with a Claim prior to final disposition of the Claim, to the fullest extent permitted by law but without requiring any preliminary determination of the ultimate entitlement of Indemnitee to indemnification, as soon as practicable, but in any event within two (2) business days, after request by Indemnitee.  Notwithstanding anything in this Section 2 or Section 5 of this Agreement to the contrary, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company except as provided in Section 4 of this Agreement or unless the Company has joined in or consented to the initiation of such Claim.

3.     Establishment of Trust.  The Company will create a trust (the “Trust”) for the benefit of Indemnitee and from time to time upon written request by Indemnitee will, if so authorized by the Company’s Board of Directors, fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or reasonably anticipated or proposed to be paid. The terms of the Trust will provide that (i) the Trust will not be revoked, or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee thereunder (the “Trustee”) will advance, within two (2) business days of a request by Indemnitee, any and all Expenses to Indemnitee, (iii) the Trust will continue to be funded by the Company in accordance with and to the extent of the funding obligation set forth above, (iv) the Trustee will promptly pay to Indemnitee all amounts to which Indemnitee is entitled in respect of the Company’s indemnification obligations under this Agreement or otherwise, and (v) all unexpended funds inthe Trust will revert to the Company upon a final determination by a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee will be an independent third party, and will be chosen by Indemnitee.  Nothing in this Section 3 will relieve the Company of any of it obligations under this Agreement.

4.     Indemnification for Additional Expenses.  The Company will indemnify Indemnitee against and, if requested by Indemnitee, will, within two (2) business days of such request, advance to Indemnitee, any and all attorneys’ fees and other costs, expenses and obligations paid or incurred by Indemnitee in connection with any claim, action, suit or proceeding asserted or brought by Indemnitee for (i) indemnification or payment or reimbursement of Expenses prior to final disposition of the Claim by the Company under this Agreement or any other agreement or under any provisions of the Charter or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.     Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  In addition, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof will be on the Company to establish that Indemnitee is not so entitled.  The Company agrees to make any such determination, or to cause such determination to be made, as expeditiously as practicable.

6.     No Presumption.  For purposes of this Agreement, the termination of any Claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7.     Non-Exclusivity. Etc.  The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Charter, the Bylaws or the Maryland General Corporation Law (the “MGCL”) or otherwise; provided,  however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Charter or Bylaws as in effect on the date hereof, Indemnitee will be deemed to have such greater right hereunder, and provided, further, that to the extent that any change is made to the MGCL (whether by legislative action or judicial decision), the Charter and/or the Bylaws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Charter or the Bylaws the effect of which would be to deny, diminish or encumber Indenmitee’s right to indemnification under the Charter, the Bylaws, theMGCL or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company’s Board of Directors and/or its stockholders, as the case may be.

8.     Liability Insurance.  The Company shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance in an amount not less than $1,000,000 and on customary terms. Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

9.     Period of Limitations.  No legal action will be brought and no cause of action will be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, personal or legal representatives, executors, administrators, successors, heirs, distributees or legatees after the expiration of three (3) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates will be extinguished and deemed released unless asserted by the timely filing of a legal action within such three (3) year period; provided,  however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period will govern.

10.   Subrogation.  In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (all of Indemnitee’s reasonable costs and expenses, including attorneys’ fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

11.   No Duplication of Payments.  The Company will not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter, the Bylaws or otherwise) of the amounts otherwise Indemnifiable hereunder.

12.   Successors and Binding Agreement.     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

(b)   This Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

(c)   This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12(a) and 12(b) hereof.  Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and any such attempted assignment shall be null and void and of no effect.

13.   Notices.  For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Indemnitee at Indemnitee’s principal residence as shown in the Company’s most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

14.   Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws.

15.   Validity.  If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

16.   Miscellaneous.  No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing by Indemnitee and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement.

17.   Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original but both of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

THE COMPANY:

MACK-CALI REALTY CORPORATION

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

THE INDEMNITEE:

/s/ Laura Pomerantz
Name:	Laura Pomerantz

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